SUB - ITEM 77Q1

The Amended and Restated Declaration of Trust,dated as of August 12, 2003, and an Amendment, dated August 15, 2003, to the Amended and Restated Declaration of Trust are contained in Post-Effective Amendment No. 84 to the Registration Statement (File Nos. 2-11401 and 811-203), as filed with the Securities and Exchange Commission via EDGAR on October 30, 2003, under Rule 485 under the Securities Act of 1933. Such documents are incorporated herein by reference.